Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------



To the Board of Directors
Internet Communications Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 of our report dated May 2, 1997, relating to the consolidated balance sheet of Internet Communications Corporation and subsidiaries as of January 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the three years ended January 31, 1997 and 1996, which report appears in the January 31, 1997 annual report on Form 10-KSB of Internet Communications Corporation.



                              Hein + Associates LLP


Denver, Colorado
September 2, 1997



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